Exhibit 99.1

Terra Industries Inc.

600 Fourth Street

P.O. Box 6000

Sioux City, IA 51102-6000

Telephone: (712) 277-1340

Telefax: (712) 277-7383

www.terraindustries.com

NEWS

For immediate release

Contact: Joe A. Ewing

(712) 277-7305

jewing@terraindustries.com

Terra Industries Inc. Idles Yazoo City Ammonia Production

Due to Natural Gas Supply Interruption

Sioux City, Iowa (August 31, 2005)—Terra Industries Inc. (NYSE: TRA) announced today that it has ceased ammonia production at its Yazoo City, Miss., nitrogen products manufacturing facility due to its natural gas supplier’s declaration of force majeure. Terra will restart Yazoo City production when natural gas supplies are restored.

The Yazoo City facility is undamaged and all of Terra’s other manufacturing facilities remain in operation.

The Yazoo City facility has the capacity to produce annually 500,000 tons of ammonia, most of which is upgraded into ammonium nitrate (AN) and urea ammonium nitrate solutions (UAN).

About Terra

Terra Industries Inc., with 2004 pro forma revenues of $1.9 billion including the Mississippi Chemical acquisition, is a leading international producer of nitrogen products.

Forward-looking statements

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.’s most recent report on Form 10-K and Terra Industries Inc.’s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Note:   Terra Industries’ news announcements are also available on its web site, www.terraindustries.com.